Exhibit 99.1

Kopin Corporation

Conference Call to Announce Agreement to Sell III-V Assets

January 10, 2013

Operator

Good day and welcome to Kopin Corporation’s conference call. Today’s call is being recorded for Internet replay. You may access an archived version of the call on Kopin’s website at www.kopin.com. With us today from the company are Chairman and Chief Executive Officer, Dr. John C.C. Fan, and Chief Financial Officer, Mr. Richard Sneider. Please go ahead, sir.

Richard Sneider, Treasurer and Chief Financial Officer

Thank you. Welcome, everyone. Thank you for joining us this morning. Before we begin, I would like to remind everyone that during today’s call, taking place on Thursday, January 10, 2013, we will be making forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s current expectations, projections, beliefs, and estimates, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. For a list of risk factors, please refer to our most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The company undertakes no obligation to update the forward-looking statements made during today’s call.

And with that, I will turn the call over to John.

Dr. John C.C. Fan, Chairman, President and CEO

Thank you, Rich. Good morning everyone. And I’m calling from the CES in Las Vegas right now. Thank you for joining us on such short notice. This morning we announced that we entered into an agreement to sell our III-V assets to IQE in an all-cash transaction for 75 million dollars. For those of you who are not familiar with the company IQE, it is a world-class designer and supplier of epi wafers to the global wireless industry. It is based in the United Kingdom and trades on the London Stock Exchange. I have known IQE’s President, Founder and CEO Dr. Drew Nelson for over 20 years and Drew and his team have built a terrific business. I am confident that IQE will be an outstanding steward in continuing success of our III-V product line. We wish them much success in the years ahead. Kopin has been the world’s leading HBT supplier for a long time. Of course, we would not have been able to achieve this leadership without the dedication and commitment of our many III-V employees, to which we will always be grateful. The transaction is scheduled to close next week and is subject to customary closing conditions.

The decision to divest our business was made after careful consideration by management and our board. We believe the transaction is the best decision for our shareholders, employees and customers. Many factors have been considered in this decision including the changing dynamics of the wireless industry, especially the need for larger scale in order to maximize the scale and the efficiencies of the business. We were faced with the decision of either divesting our III-V business or making significant and additional investments in new III-V business and equipment, as well as the technology, while at the same time increasing our investments in our Golden-i and display business.

Therefore, the management and myself and the Board of Directors made a strategic decision to focus on our Golden-i business and technology, which now we believe has great potential to drive our growth going forward, and on our microdisplay business which we believe is closely related to our Golden-i business. Management and the Board of Directors believe that our shareholders will be much more effectively served by having the Company apply its financial and operational resources on these endeavors.

Let me provide you with an update on our Golden-i and why we are so interested and so excited about its prospects.

In October of last year, we achieved a major milestone in the commercial development of our proprietary Golden-i operating system and technology platform. Motorola Solutions, our business partner for heavy industrial mobile headworn computing applications, launched the HC1, the world’s first commercially available hands-free, mobile headset computer powered by Golden-i.

Furthermore, at this week’s 2013 International CES Show in Las Vegas, of which I’m here, Verizon, is demonstrating the Golden-i 3.8, a smaller and more powerful reference design aimed at the light industrial and professional market. Verizon is very excited about the potential of Golden-i and our new reference design. In fact, on CNBC this week – and he is the keynote speaker at CES, Lowell McAdam, Verizon CEO – talked about the benefits that Golden-i technology can offer including its infrared camera serving as the “eyes” for firefighters and other first responders. Golden-i features enhanced functionality based on natural speech and motion control. Golden-i 3.8 is about half the size and half the weight of the previous reference design, 3.5, and we have made it foldable to fit in your pocket. The powerful operating system now has 16 times the processing power of the previous version. New features include a low light, inertial stabilized high-resolution camera to provide real-time video streaming and an accessory infrared camera that provides emergency personnel and first responders with night vision and thermal vision capabilities. Golden-i leverages many of the next generation high growth technologies including cloud computing, voice interface, noise cancelation and many hardware and software capabilities.

Also, keep in mind that our IP portfolio remains extremely strong. After the closing of this transaction, Kopin will continue to have more than 200 issued and pending patents, and we continue to focus on now expanding our Golden-i IP position with applications based on hands-free applications.

In summary in the last 12 months we have made strategic investments in software companies such as Ask-Ziggy, Ikanos and most recently Aurisound to complement our internally developed Golden-i technologies and we are building on our existing relationships with Motorola Solutions, Microsoft, TI, Nuance and Hillcrest and many new partners such as Verizon. Through these collaborations, the goal for our Golden-i program is to create an integrated hardware and software reference systems capable of providing an entirely new family of mobile devices, which is undergoing very rapid changes right now.

Now let me turn the call over to Rich.

Rich Sneider

Thank you, John. As John mentioned, the total value of the transaction is $75 million. Under the terms of the sale, Kopin will receive an up-front payment of $60 million, subject to certain working capital adjustments, from IQE and will receive the remaining $15 million in January 2016 on the third anniversary of the transaction. The transaction includes Kopin’s leased III-V product manufacturing facility in Taunton, Massachusetts as well as the Company’s investment in Kopin Taiwan Corp. (KTC), its 90% owned subsidiary located in Hsinchu, Taiwan and approximately 20 patents and pending applications.

We look forward to providing you with additional details on our fourth-quarter earnings call in March.

With that, we are ready to take your questions. Operator?

QUESTIONS AND ANSWERS

Matt Robison – Wunderlich Securities

Good morning. Rich, on the 20 patents that IQE is going to receive, will you retain a license for those patents?

Richard Sneider – Kopin Corporation

No.

Matt Robison – Wunderlich Securities

You’ll still have more than 200, is that correct?

Richard Sneider – Kopin Corporation

That’s correct.

Matt Robison – Wunderlich Securities

What portions of those do we associate with Golden-i and Golden-i related?

John Fan – Kopin Corporation

The vast majority.

Matt Robison – Wunderlich Securities

Okay, what does that mean?

John Fan – Kopin Corporation

Probably 95%.

Matt Robison – Wunderlich Securities

Okay. And what’s the headcount decrease that you’ll expect?

Richard Sneider – Kopin Corporation

Domestically about 85 and in Taiwan the operation is about 45.

Matt Robison – Wunderlich Securities

And how does that figure percentage-wise?

Richard Sneider – Kopin Corporation

It’s a little more than half of the company.

Matt Robison – Wunderlich Securities

Okay, and should we assume you’re going to step up R&D around Golden-i and perhaps have additional headcounts in that realm? Increases I should say.

Richard Sneider – Kopin Corporation

As John indicated, we have done three recent acquisitions so those have been adding people with those. I think it’s likely that we will continue to be looking for possible acquisition targets, but they tend to be on the smaller side. We’re talking 3-5 people shops.

Matt Robison – Wunderlich Securities

Okay. I understand that Golden-i has stirred the imagination, and some of the concepts from other companies, have stirred the imagination of the industry quite a bit. What do you have in the way of backlog and, if I might say, tangible evidence to support the decision to go all in?

Richard Sneider – Kopin Corporation

So obviously Verizon has launched their product, and we’ve gotten feedback from that, and I think as John indicated, at this point the new 3.8 reference design was a tremendous success at CES. I believe Verizon has come on very strong endorsing it. It’s a brand new product category so, unfortunately, there are no hard and fast numbers we can give you. All I can tell you is that if you went to CES you saw a number of companies that are in the space now and there’s a lot of people who believe voice and noise cancelation and these types of cloud computing devices are – I hate to say ‘the next big thing’; it’s a cliché, but we believe those are technology growth drivers.

John Fan – Kopin Corporation

Maybe I’ll add to that. First of all, it’s not Verizon that launched a new product; it’s Motorola Solutions that launched their new HC1. The 3.8 has been very well received everywhere and Verizon is actively involved with us on this particular light industrial product. Overall, it’s actually going back…voice control, hands-free computing system or communications system, is actually a dream by myself as well as some of our people from 20 years ago. Going back actually, the company was formed on nanosemiconductors and it divided itself into two areas. One area using materials to provide HBTs for wireless and the other area that you think of, silicon, is to make display and later on the terminal for the wireless system. We have two teams and two dreams. It so happens that HBTs has been very successful for wireless transmissions and now the wireless, hands-free systems is coming to reality. So it’s actually a dream that we had 20 years ago on both sides and its developing and I think is now reaching a logical position right now.

Matt Robison – Wunderlich Securities

Thanks John.

John Fan – Kopin Corporation

Thank you.

Aram Fuchs – Fertilemind Capital

If we could just talk a little bit about the roadmap going forward and sort of what you’re looking at. What are the milestones in terms of size, waves, processing, and power? And then what’s the burn rate? Is there going to be a burn rate there and have you thought about disclosing that to investors?

John Fan – Kopin Corporation

I will make a comment. This is John Fan. I think it’s a very good question. Right now the situation we’re seeing is that we quickly productize our new reference designs. And obviously we’ll have very good partners to help us go to market with this new industrial design. The actual partners – the team – is not fully decided yet. But it’s not for a lack of very interesting parties. We’re absolutely mobbed by this particular situation. [Inaudible] industry, the military, the professional area or the consumer area. We’re also working with many different people. As you well know, the consumer area is now discussed by different types of glasses – we also think that’s a very interesting area. And our area is providing our optical margins, we are partners. As you know, we recently just announced we partnered with Olympus using their extremely small, micro optics which are extremely small displays that get extremely small optical margins for this kind of application. And we intend to have many different people that design our small modules. So the whole area of noise cancelation and voice control is extremely active right now. I have said many times before and actually believe that voice will be the next interface. It’s not going to be touch, maybe touch will still be used, but noise will be the one that controls, and later on gesture control. So these areas, we’re very active and we recently just made acquisition which is a noise cancelation/voice situation. So there are many partnered technologies and we’re happy to say we have almost all of the ingredients we need. We have real differentiable technology and we’re adding patents. At this rate about five a month right now. We think we’re going to be a very, very strong IP company also.

Aram Fuchs – Fertilemind Capital

With the consumer area, that’s sort of the Holy Grail. Google and that video that they did, they showed that augmented reality might be a hot area, but you need the brightness and the chips there for that to really occur. Is that a surmountable hurdle?

John Fan – Kopin Corporation

Again, it’s a very, very good question. In the same announcement we did with Olympus, we announced that our display right now is the brightest display and lowest power consumption display, transmissive display, in fact display of all kinds, right now. Since it’s a transmissive display, it’s the smallest optics…in fact all transmissive displays are very good, for instance like laptops. So we are the only technology that’s ideal for glass right now. And Olympus made the decision that we’re the best partner for them. So we have the right technology at this point for glass and we also have the right technology for the Golden-i for the industrial, military, consumer and professional areas. So the detachment of III-V is with a heavy heart, as you know, and I apologize for that, but it is the right thing to do for us.

Aram Fuchs – Fertilemind Capital

Great, thanks a lot.

Operator

At this time we have reached the end of the Q&A session. I will now turn the call back over to Dr. Fan for any closing or additional remarks.

John Fan – Kopin Corporation

Thank you very much for joining us at such an early morning from here.

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